EXHIBIT 107

Calculation of Filing Fee Tables

F-10

(Form Type)

New Found Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In U.S. Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$114,140,567(2)	$153.10 per $1,000,000	$17,474.93
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$114,140,567		$17,474.93
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$17,474.93

(1) There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, units, debt securities and share purchase contracts of New Found Gold Corp. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $300,000,000 (or its equivalent in any other currency used to denominate the securities). See Table 3.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 3: Combined Prospectuses

In U.S. Dollars

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	File Number	Initial Effective Date
Unallocated (Universal) Shelf	—	(1)	$185,859,433	333-266285	July 22, 2022

(1) Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form F-10 (File No. 333-266285), which became effective on July 22, 2022 (the “Prior Registration Statement”), relating to such indeterminate number of common shares, warrants, subscription receipts, units, debt securities, and share purchase contracts of the Registrant as shall have an aggregate initial offering price not to exceed $300,000,000, of which $185,859,433 (using the Bank of Canada daily exchange rate as of May 20, 2025) remains unsold under the Prior Registration Statement. This Registration Statement combines the remaining $185,859,433 of unsold securities from the Prior Registration Statement with an additional $114,140,567 of unallocated (universal) shelf to enable an aggregate $300,000,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the $185,859,433 of unsold securities which were previously registered on the Prior Registration Statement.